Exhibit 10.2

          July 1, 2006, Amendment to Louis Buther's employment contract



                               Emergent Group Inc.
                             932 Grand Central Ave.
                               Glendale, CA 91201



                                  July 1, 2006

Mr. Louis Buther
PRI Medical Technologies, Inc.
932 Grand Central Avenue
Glendale, CA 91201

Dear Mr. Buther:

     This is to confirm that Section 7 of your employment contract is amended in full to read as follows:

     "The term of Buther's employment hereunder shall continue until June 30, 2007, unless terminated prior thereto in accordance with Section 10 hereof. On or before June 1 of each year, Company must offer to extend this Agreement for a period of one additional year on terms no less favorable than the then existing terms of this Agreement, unless Buther has been released by the applicable institutional lender(s) from all personal guarantees of Company loans or Company has retired all outstanding indebtedness owed to such lender(s)."



                                       Very truly yours,


                                       EMERGENT GROUP INC.

                                       By: /s/ Bruce J. Haber
                                       ------------------------------
                                       Chief Executive Officer


Agreed and accepted by

/s/ Louis Buther